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                                                            EXHIBIT 10.85

SMITH BARNEY, INC.
1345 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK  10105


CONFIDENTIAL


July 11, 1994


United Inns, Inc.
2300 Clark Tower
Memphis, TN  38137
Attention:     Don Wm. Cockroft
               President

Gentlemen:

The purpose of this letter is to set forth the terms of the engagement by United Inns, Inc. and its subsidiaries (collectively the "Company") of Smith Barney Inc. ("Smith Barney") to act as exclusive financial advisor to the Company and to furnish financial advisory and investment banking services in connection with a potential Transaction (as hereafter defined) involving the Company and one or more potential purchasers (the "Acquiror"). For purposes hereof, a "Transaction" shall mean, directly or indirectly, and whether in one or a series of transactions, the sale or other transfer of all or substantially all of the outstanding capital stock or assets of the Company, whether by way of a leveraged buyout, merger or consolidation, reorganization, recapitalization or restructuring, exchange offer, negotiated purchase, or otherwise.

l. The Company hereby engages Smith Barney as its exclusive financial advisor to render financial advisory services to the Company concerning the Transaction.

2. In undertaking this assignment, Smith Barney will, at the request of the Company, provide the following services to the Company:

     (a) Study and review the business, operations, historical financial performance and anticipated future financial performance of the Company and, if appropriate, the Acquiror;

     (b) Assist in the preparation of confidential information to be provided to Acquirors;

     (c) Assist the Company in negotiations and related strategy with the Acquiror and its financial and legal advisors;

     (d) Assist in any presentation to the Board of Directors of the Company, as requested;

     (e) If requested, render an opinion ("Opinion") to the Board of Directors of the Company as to whether the terms of any proposed Transactions are fair to the Company from a financial point of view; and
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     (f)  Assist and advise the Company in any other matters related to the
          Transaction.

3. The Company hereby agrees to pay Smith Barney, as compensation for its services hereunder and subject to such conditions as are described in each case, the following fees, subject to certain fee credits described below.

     (a)  RETAINER FEE

          The Company hereby agrees to pay Smith Barney a retainer fee (the "Retainer Fee") of $100,000, payable in cash immediately upon execution of this letter.

     (b)  TRANSACTION FEE

          The Company shall pay to Smith Barney a transaction fee (the "Transaction Fee") which shall be 1% of the transaction value (the "Transaction Value"), as hereinafter defined. The Transaction Fee shall be payable in cash on the date of the closing of the Transaction.

     (c)  OPINION FEE

          If Smith Barney is requested to render an Opinion as contemplated by subparagraph 2(e) above, an opinion fee of $250,000 (the "Opinion Fee"), payable in cash promptly upon delivery by Smith Barney of an Opinion (whether oral or written, as requested by the Company).

     (d)  CERTAIN FEE CREDITS

          The Retainer Fee and the Opinion Fee, to the extent previously paid, shall be credited against the Transaction Fee payable to Smith Barney hereunder.

4. For the purpose of calculating the Transaction Fee, Transaction Value shall equal the total proceeds and other consideration paid or received and to be paid or received (which shall be deemed to include amounts paid or to be paid into escrow) in connection with a Transaction, including, without limitation: (i) cash; (ii) notes, securities and other property valued at the fair market value thereof; (iii) all debt for borrowed money and notes and loans payable (but excluding any other current liabilities), preferred stock, pension liabilities and guarantees, assumed; (iv) payments to be made in installments; (v) amounts paid or payable under consulting agreements, agreements not to compete or similar arrangements (including such payments to management); and (vi) the net present value of any contingent payments (whether or not related to future earnings or operations). For purposes of computing any fees payable to Smith Barney hereunder, non-cash consideration shall be valued as follows: (i) publicly traded securities shall be valued at the average of their closing prices (as reported in THE WALL STREET JOURNAL) for the five trading days prior to the closing of the Transaction and (ii) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by
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     the Company and Smith Barney and in the case of future payments to be made based upon the future financial performance of the Company, then such payments shall be valued at their discounted present value (using a 10% discount rate per annum) assuming the most recent projections as provided by the Company to Smith Barney are achieved.

5.   If a Transaction occurs either:

     (a)  during the term of Smith Barney's engagement hereunder or

     (b) at any time during a period of 12 months following the effective date of termination of Smith Barney's engagement hereunder, involving a party Smith Barney engaged in discussions with during the term of its engagement hereunder, which parties shall be identified by Smith Barney at the time of termination then the Company shall pay to Smith Barney the Transaction Fee outlined in subparagraph 3(b) above.

6. In addition to any fees that may be payable to Smith Barney hereunder and regardless of whether any proposed Transaction is consummated, the Company hereby agrees from time to time, upon request, to reimburse Smith Barney for all reasonable travel, legal and other out-of-pocket expenses incurred in performing the services hereunder, including fees and disbursements of Smith Barney's counsel. Such out-of-pocket expenses shall not exceed $30,000 without the prior consent of the Company, which consent shall not be unreasonably withheld.

7. Any Opinion delivered pursuant to this Agreement shall be based upon such financial review of the Acquiror and the Company and their respective businesses and operations as Smith Barney shall deem appropriate and feasible, limited in any event to an analysis of (i) publicly available information with respect to each such corporation and such other matters as Smith Barney deems appropriate and (ii) such other information as shall be supplied to Smith Barney by the Company or the Acquiror (the "Information"). The Company hereby warrants that any Information with respect to the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company recognizes and confirms that Smith Barney will rely upon the Information, will assume the accuracy and completeness of the Information and will not attempt independently to verify any of the Information and will not make an appraisal of any of the assets of the Company or the Acquiror. The Opinion may be in such form as Smith Barney shall determine and Smith Barney may qualify the Opinion in such manner as Smith Barney believes appropriate. The Opinion shall be limited to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to the Company in the Transaction, and shall not address the Company's underlying business decision to effect the Transaction. The Company agrees that the Opinion shall be used solely by the Board of Directors of the Company in considering the terms of the proposed Transaction and, except
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     as set forth below that the Company shall not publish or refer to the
     Opinion in any proxy statement or otherwise in connection with the proposed Transaction, furnish the Opinion or any summaries or excerpts thereof to any other person or persons or use the Opinion for any other purpose without the prior written approval of Smith Barney. It is understood, however, that the Opinion may be referred to or summarized in filings required to be made by the Company under applicable law (including under the federal securities laws); provided, however, that any description of Smith Barney or any summary or excerpts of the Opinion shall be subject to Smith Barney's prior review and approval, which review and approval shall not be unreasonably delayed or withheld.

8. Smith Barney agrees to keep confidential all non-public information which it receives or develops concerning the Company and to disclose that information only with the consent of the Company or as required by law, regulation, regulatory authority or legal process.

9. The term of this engagement shall run from the date of this letter to a minimum of 12 months thereafter (subject to earlier termination as provided in paragraph 11), and may be extended by mutual consent of the parties. The Company agrees that except as required by applicable law, any advice to be provided by Smith Barney under this engagement letter shall not be disclosed publicly or made available to third parties without the prior approval of Smith Barney.

10. The Company agrees to indemnify Smith Barney in accordance with the indemnification, contribution and expense reimbursement provisions set forth in Schedule A attached hereto and incorporated herein by reference.

11. This agreement may be terminated with or without cause by either party upon furnishing 30 days prior written notice to the other party, provided that such termination shall not affect the indemnification and contribution obligations of the Company or the right of Smith Barney to receive the Transaction Fee as provided in paragraph 5, or the right of Smith Barney to receive reimbursement for out-of-pocket expenses described above.

12. This agreement and the indemnification letter, attached hereto as Schedule A, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This letter agreement may not be amended or modified except in writing signed by the parties hereto.

13. The Company represents that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid, binding and enforceable obligation.
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14.  The Company acknowledges that Smith Barney in connection with its engagement hereunder is acting as an independent contractor with duties owing solely to the Company and that, other than as set forth in Schedule A, nothing in this agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

15. This letter of agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules thereof.

If the foregoing correctly reflects our understanding, please sign and return the enclosed copy of this letter, whereupon this letter will constitute an agreement between us.

Very truly yours,

SMITH BARNEY INC.


By:/s/ Brian W. Keane
   ---------------------------
     Brian W. Keane
     Director


Accepted and Agreed to:

UNITED INNS, INC.

By:/s/ Don Wm. Cockroft
   ---------------------------
     Don Wm. Cockroft
     President
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                                   SCHEDULE A

                                 INDEMNIFICATION


Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Smith Barney's role is advisory, the Company agrees to indemnify and hold harmless Smith Barney, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Smith Barney hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Smith Barney hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted
* from the gross negligence or willful misconduct of an Indemnified Party.
The Company further agrees that it will not, without the prior written consent of Smith Barney, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Smith Barney or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Smith Barney and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Smith Barney on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to Smith Barney with respect to Smith Barney's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Smith Barney is engaged to render financial advisory

* primarily
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services bears to (ii) the fees paid to Smith Barney in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Smith Barney pursuant to such engagement (excluding amounts received by Smith Barney as reimbursement of expenses).

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Smith Barney's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted * from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Smith Barney's engagement and (iv) whether or not Smith Barney shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Very truly yours,

SMITH BARNEY INC.



By:/s/ Brian W. Keane
   ---------------------------
     Brian W. Keane
     Director


Accepted and Agreed to:

UNITED INNS INC.



By:/s/Don Wm. Cockroft
   ---------------------------
     Don Wm. Cockroft
     President




*primarily

                                             Acknowledged and Accepted:
                                             SMITH BARNEY INC.


                                             /s/Brian W. Keane
                                             ---------------------------
                                             By:  Brian W. Keane
                                                  Director
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                                  CONFIDENTIAL


September 1, 1994


Brian W. Keane
Director
Smith Barney Inc.
1345 Avenue of the Americas
New York, New York  10105

     RE:  MODIFICATION OF ENGAGEMENT LETTER
          ---------------------------------

Dear Mr. Keane:

This letter serves as written confirmation of an agreed-upon modification to the engagement letter dated July 11, 1994 between United Inns, Inc. ("United") and Smith Barney Inc. ("Smith Barney") (the "Engagement Letter"). In return for Smith Barney's willingness to enter into the Compensation Agreement dated
August 31, 1994, among United, Smith Barney, Laurence Geller and Geller & Co., United has agreed to modify Paragraph 3(b) of the Engagement Letter to increase the Transaction Fee (as defined therein) to 1.25% from 1.00% of the Transaction Value (as defined therein). All other provisions of the Engagement Letter remain in full force and effect.

Very truly yours,

UNITED INNS, INC.


/s/Don Wm. Cockroft
- -------------------------
By:  Don Wm. Cockroft
     President

                                             Acknowledged and Accepted:

                                             SMITH BARNEY INC.



                                             /s/Brian W. Keane
                                             --------------------------
                                             By:  Brian W. Keane
                                                  Director